As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333- _____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

8x8, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0142404
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

675 Creekside Way

Campbell, CA 95008

(408) 727-1885

(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan

(Full Title of the Plan)

Matthew Zinn

Secretary and Chief Legal Officer

8x8, Inc.

675 Creekside Way

Campbell, CA 95008

(Name and Address of Agent For Service)

(408) 727-1885

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

	(Do not check if a smaller reporting company)	Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8. Inc. (the “Registrant”) to register an additional 1,500,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), issuable to eligible individuals under the Registrant’s Amended and Restated 2017 New Employee Inducement Incentive Plan, such shares which are in addition to the (a) 1,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on November 2, 2017 (File No. 333-221290), (b) 1,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 1, 2018 (File No. 333-225388), and (c) 1,400,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 18, 2020 (File No. 333-251489) (collectively the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

1.

The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on May  17, 2021, including the portions of the Registrant’s proxy statement for the 2021 annual meeting of stockholders, filed with the Commission on June 24, 2021, incorporated by reference in Part III of the 2021 Annual Report on Form 10-K;

2.

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2021, filed with the SEC on August 5, 2021, September 30, 2021, filed with the SEC on November 3, 2021, and December  31, 2021, filed with the SEC on February 3, 2022;

3.

The Registrant’s Current Reports on Form 8-K filed with the SEC on August  4, 2021, August  9, 2021, August  10, 2021, December  1, 2021, December  14, 2021, December  15, 2021, January 18, 2022 (but not including any Item 7.01 and Exhibit 99.1 of such filing, which were furnished under applicable SEC rules rather than filed), January 25, 2022 (but not including any documents or information of such filing which were furnished under applicable SEC rules rather than filed), and February 3, 2022; and

4.	The description of the Registrant’s capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on May 17, 2021.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan

10.2 (1)	Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature pages to this Registration Statement)

107	Calculation of Filing Fee Table

(1)	Incorporated by reference to Exhibit 10.25 to the Registrant’s Form S-8 filed November 2, 2017 (File No. 333-221290).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, State of California, on the 3rd day of February 2022.

8x8, Inc.

By:	/s/ Samuel Wilson
Samuel Wilson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Sipes, Matthew Zinn and Samuel Wilson, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sipes	Chief Executive Officer and Director	February 3, 2022
David Sipes	(Principal Executive Officer)

/s/ Samuel Wilson	Chief Financial Officer	February 3, 2022
Samuel Wilson	(Principal Financial Officer) (Principal Accounting Officer)

/s/ Jaswinder Pal Singh	Chairman of the Board	February 3, 2022
Jaswinder Pal Singh

/s/ Monique Bonner	Director	February 3, 2022
Monique Bonner

/s/ Todd Ford	Director	February 3, 2022
Todd Ford

/s/ Alison Gleeson	Director	February 3, 2022
Alison Gleeson

/s/ Vladimir Jacimovic	Director	February 3, 2022
Vladimir Jacimovic

/s/ Eric Salzman	Director	February 3, 2022
Eric Salzman

/s/ Elizabeth Theophille	Director	February 3, 2022
Elizabeth Theophille

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